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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-64943, 333-96365, 333-90137 and
333-32186) and Form S-8 (File Nos. 333-49522, 333-32178, 333-65385, 333-65383
and 333-25707) of our report dated February 4, 2000, except as to the pooling of interests described in Note A which is as of October 23, 2000 and Note Q which is as of January 7, 2001, relating to the supplemental financial statements of Cubist Pharmaceuticals, Inc. (the "Company"), which appears in the Company's Current Report on Form 8-K dated January 22, 2001.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 22, 2001